Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
A. SCHULMAN ANNOUNCES AGREEMENT WITH RAMIUS LLC
AKRON, Ohio – November 12, 2008 – A. Schulman, Inc. (Nasdaq-GS: SHLM) today announced that it has reached an agreement with Ramius LLC (“Ramius”) that will avoid a proxy contest at the Company’s 2008 Annual Meeting of Stockholders scheduled for December 18, 2008.
Independent director Peggy G. Miller, 71, has determined not to stand for re-election and has retired from the Board. A process has been identified to fill the resulting vacancy with a qualified and experienced independent director. The Company will form a Selection Committee consisting of independent directors Howard Curd (Chair), Lee Meyer and David G. Birney. Ramius and the Company will each submit at least two names to the Selection Committee no later than December 31, 2008. Then, no later than January 31, 2009, the Selection Committee will make a recommendation to the Board of Directors, which will then appoint a director from among the nominees it has received.
Also under the agreement, Ramius will vote its shares in favor of the Company’s nominees for re-election to the Board – Birney and John B. Yasinsky – at the 2008 Annual Meeting.
“Our Board of Directors continues its commitment to provide long-term value to its stockholders and believes this agreement with Ramius is in the best interests of the Company and its stockholders,” said Joseph M. Gingo, Chairman, President and Chief Executive Officer of A. Schulman.
“We look forward to welcoming a new, qualified and experienced independent director and to working with the entire Board as we continue to take decisive actions to build shareholder value and improve operating performance, profitability and working capital. At the same time, we thank Dr. Miller for her more than 14 years of thoughtful service to the Board and for her many contributions to the success of A. Schulman.”
About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,200 people and has 16 manufacturing facilities in North America and Europe (including Asia). Revenues for the fiscal year ended August 31, 2008, were $1.98 billion. Additional information about A. Schulman can be found at www.aschulman.com.

Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;

•	Fluctuations in the prices of sources of energy or plastic resins and other raw materials;

•	Changes in customer demand and requirements;

•	Escalation in the cost of providing employee health care;

•	The outcome of any legal claims known or unknown;

•	The performance of the North American auto market; and

•	The North American recessionary economy.
Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.
This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman’s periodic filings with the Securities and Exchange Commission.
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